EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-75529, 333-103032 and 333-113430) of Varian Semiconductor Equipment Associates, Inc. of our report dated October 22, 2004, except for the first paragraph in Note 20, as to which the date is November 8, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

December 14, 2004